Exhibit 99.1

                                 Signature Page

                                       GLOBAL UNDERVALUED SECURITIES MASTER
                                       FUND, L.P.

Date: 01/19/2016                       By:  Kleinheinz Capital Partners, Inc.,
                                            its general partner

                                            By: /s/ John B. Kleinheinz
                                                --------------------------------
                                                Name: John B. Kleinheinz
                                                Title: President

                                       KLEINHEINZ CAPITAL PARTNERS, INC.

Date: 01/19/2016                       By:  /s/ John B. Kleinheinz
                                            ------------------------------------
                                            Name: John B. Kleinheinz
                                            Title: President

Date: 01/19/2016                       JOHN B. KLEINHEINZ

                                            /s/ John B. Kleinheinz
                                            ------------------------------------